Exhibit 99.1

Investor Contact: Robert Jaffe rjaffe@rjaffeco.com 424.288.4098

NANTHEALTH REPORTS 2022 SECOND QUARTER FINANCIAL RESULTS

•Q2 2022 Financial and Operational Highlights:
•Total net revenue was $16.5 million
•Gross margin was 55% of total revenue
•NantHealth products won three industry awards, one from MedTech Breakthrough and two from Spring Digital Health

Morrisville, NC – August 4, 2022 — NantHealth, Inc. (NASDAQ-GS: NH), a leading provider of enterprise solutions that help businesses transform complex data into actionable insights, today reported financial results for its second quarter ended June 30, 2022.

“For the 2022 second quarter, we reported net revenue of $16.5 million, representing the third consecutive quarter of top-line growth,” said Ron Louks, Chief Operating Officer, NantHealth. “We are pleased to note that our overall gross margin was a solid 55 percent for the quarter and has remained relatively steady over the last three years.

“Operationally, we are committed to further enhancing our products and services offering. Our development efforts include expanding our pipeline of pilot programs for The OpenNMS Group, as well as for our Artificial Intelligence (AI) and Quadris™ businesses. Regarding our Eviti Connect for Autoimmune Diseases program, we continue to roll out new drugs and new drug regimens, including the upcoming launch of the Intravenous Immunoglobulin (IVIG) treatment. Our Eviti Connect for Autoimmune Diseases customers are already realizing meaningful savings; we expect those savings to grow as we expand the product’s coverage.”

Software and Services Q2 Highlights:

•Clinical Decision Support (Eviti®):

•In June, Eviti Connect for Oncology won the Spring Digital Health “Connected Digital Health Merit Award,” in recognition of the product’s credibility and relevance of content and design

•Received approval for full Delegated Entity status in three additional states (Mississippi, Virginia and Iowa). This designation allows customer needs to be fully supported for Delegated Entity Services and provides growth opportunities with new customers in those states

•Significantly grew the autoimmune offering, with coverage for more diseases, drugs and treatments. This expanded offering ensures a greater number of patients receive appropriate care while further growing the hard savings that Eviti for Autoimmune Diseases provides to customers

•Introduced new site-of-service functionality to increase cost-savings opportunities for customers using Eviti Connect for Autoimmune Diseases. Now, users are seamlessly redirected to the appropriate site of service for each drug in the treatment plan

•Payer Engagement (NaviNet®):

•In May, won the MedTech Breakthrough “Healthcare Insurance Innovation Award,” in recognition of the platform’s ability to break through digital health and technology markets, as previously reported

•Won the Spring Digital Health “Connected Digital Health Merit Award” from the Health Information Resource Center, which honors the world’s best health resources created for consumers and health professionals

•Added a new line of business with a major healthcare payer and strategic partner which, along with two other lines of business, is expected to go live in the second half of the current year

•Added new capabilities to NaviNet’s Open Authorizations including the ability to collect situational patient information as part of a prior authorization submission, making it easier for health plans to meet state and federal regulatory requirements

•Network Monitoring and Management (The OpenNMS Group, Inc.):

•Released OpenNMS Horizon 30, which introduced advancements that help organizations detect anomalies and changes in network traffic, ensuring that networks stay healthy and bandwidth-related issues are promptly identified

•Released Grafana Plugin (OpenNMS Helm) version 8.0. Grafana dashboards, built using OpenNMS Helm, can now incorporate filtering by monitoring location, improve flow metrics and support to display data more dynamically

•Released AI component ALEC (Architecture for Learning-Enabled Correlation) version 2.0. Users can now view correlated situations and their alarms directly in the topology map

•Released the OpenNMS Plugin API 1.0, which provides a development ecosystem that clearly identifies, documents and provides ongoing compatibility guarantees for integration points

Second Quarter Financial Results: 2022 vs 2021

For the 2022 second quarter:

•Total net revenue was $16.5 million compared with $16.1 million.

•Gross profit was $9.2 million, or 55% of total net revenue, compared with $9.1 million, or 56% of total net revenue.

•Selling, general and administrative (SG&A) expenses increased to $14.0 million from $11.8 million.

•Research and development (R&D) expenses increased to $5.9 million from $4.8 million.

•Net loss attributable to NantHealth was $12.5 million, or $0.11 per share, compared with $15.3 million, or $0.13 per share.

•On a non-GAAP basis, net loss from continuing operations was $11.4 million, or $0.10 per share, compared with $9.0 million, or $0.08 per share.

•At June 30, 2022, cash and cash equivalents totaled $5.7 million.

Conference Call Information and Forward-Looking Statements
Later today, the company will host a conference call at 1:30 p.m. PT (4:30 p.m. ET) to review its results of operations for the second quarter ended June 30, 2022. The conference call will be available to interested parties by dialing 800-771-6692 from the U.S. or Canada, or 212-231-2907 from international locations. The call will be broadcast via the Internet at www.nanthealth.com. Listeners are encouraged to visit the website at least 10 minutes prior to the start of the scheduled presentation to register, download and install any necessary audio software. A playback of the call will be archived and accessible on the same website for at least three months.

Discussion during the conference call may include forward-looking statements regarding topics such as the company’s financial status and performance, regulatory and operational developments, and other comments the company may make about its future plans or prospects in response to questions from participants on the conference call.

Use of Non-GAAP Financial Measures
This news release contains references to Non-GAAP financial measures, including adjusted net loss and adjusted net loss per share, which are financial measures that are not prepared in conformity with United States generally accepted accounting principles (U.S. GAAP). The Company’s management believes that the presentation of Non-GAAP financial measures provides useful supplementary information regarding operational performance, because it enhances an investor’s overall understanding of the financial results for the Company’s core business. Additionally, it provides a basis for the comparison of the financial results for the Company’s core business between current, past and future periods. Other companies may define these measures in different ways. Non-GAAP financial measures should be considered only as a supplement to, and not as a substitute for or as a superior measure to, financial measures prepared in accordance with U.S. GAAP. Non-GAAP per share numbers are calculated based on one class of common stock and do not incorporate the effects, if any, of using the two-class method.

About NantHealth, Inc.
NantHealth, a member of the NantWorks ecosystem of companies, provides enterprise solutions that help businesses transform complex data into actionable insights. By offering efficient ways to move, interpret and visualize complex and highly sensitive information, NantHealth enables customers in healthcare, life sciences, logistics, telecommunications and other industries to automate, understand and act on data while keeping it secure and scalable. NantHealth’s product portfolio comprises the latest technology in payer/provider collaboration platforms for real-time coverage decision support (Eviti and NaviNet), and data solutions that provide multi-data analysis, reporting and professional services offerings (Quadris). The OpenNMS Group, Inc., a NantHealth subsidiary, helps businesses monitor and manage network health and performance. For more information, visit nanthealth.com, follow us on Twitter, Facebook, LinkedIn and YouTube and subscribe to our blog.

This news release contains certain statements of a forward-looking nature relating to future events or future business performance. Forward-looking statements can be identified by the words “expects,” “anticipates,” “believes,” “intends,” “estimates,” “plans,” “will,” “outlook” and similar expressions. Forward-looking statements are based on management’s current plans, estimates, assumptions and projections, and speak only as of the date they are made. Risks and uncertainties include, but are not limited to: our ability to successfully integrate a complex learning system to address a wide range of healthcare issues; our ability to successfully amass the requisite data to achieve maximum network effects; appropriately allocating financial and human resources across a broad array of product and service offerings; raising additional capital as necessary to fund our operations; our ability to grow the market for our software and data solutions; successfully enhancing our software and data solutions to achieve market acceptance and keep pace with technological developments; customer concentration; competition; security breaches; bandwidth limitations; our ability to integrate The OpenNMS Group, Inc. into our operations; our use and distribution of open source software; our ability to obtain necessary regulatory approvals, certifications and licenses; dependence upon senior management; the need to comply with and meet applicable laws and regulations; unexpected adverse events; and anticipated cost savings. We undertake no obligation to update any forward-looking statement in light of new information or future events, except as otherwise required by law. Forward-looking statements involve inherent risks and uncertainties, most of which are difficult to predict and are generally beyond our control. Actual results or outcomes may differ materially from those implied by the forward-looking statements as a result of the impact of a number of factors, many of which are discussed in more detail in our reports filed with the Securities and Exchange Commission.

FINANCIAL TABLES FOLLOW

NantHealth, Inc.
Consolidated Balance Sheets
(Dollars in thousands)

	June 30, 2022	December 31, 2021
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$5,711	$29,084
Accounts receivable, net	5,049	5,810
Related party receivables, net	476	506
Prepaid expenses and other current assets	3,628	4,010
Total current assets	14,864	39,410
Property, plant, and equipment, net	12,066	12,366
Goodwill	98,333	98,333
Intangible assets, net	34,575	39,039
Related party receivable, net of current	1,041	1,012
Operating lease right-of-use assets	5,038	6,048
Other assets	971	1,620
Total assets	$166,888	$197,828

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$4,847	$3,204
Accrued and other current liabilities	13,312	16,358
Deferred revenue	2,518	2,440
Related party payables, net	2,914	5,161
Notes payable	—	782
Total current liabilities	23,591	27,945
Deferred revenue, net of current	1,562	2,024
Related party liabilities	42,019	38,278
Related party promissory note	112,666	112,666
Related party convertible note, net	62,301	62,268
Convertible notes, net	74,643	74,603
Deferred income taxes, net	1,568	1,775
Operating lease liabilities	5,141	6,248
Other liabilities	31,495	34,013
Total liabilities	354,986	359,820

Stockholders' deficit
Common stock, $0.0001 par value per share, 750,000,000 shares authorized; 115,550,244 and 115,505,244 shares issued and outstanding at June 30, 2022 and December 31, 2021, respectively	12	12
Additional paid-in capital	893,835	891,105
Accumulated deficit	(1,081,359)	(1,052,897)
Accumulated other comprehensive loss	(586)	(212)
Total stockholders' deficit	$(188,098)	$(161,992)
Total liabilities and stockholders' deficit	$166,888	$197,828

NantHealth, Inc.
Consolidated Statements of Operations
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue
Software-as-a-service related	$15,861	$15,504	$31,632	$31,261
Maintenance	428	413	892	795
Professional services	208	173	346	200
Total software-related revenue	16,497	16,090	32,870	32,256
Other	1	—	1	3
Total net revenue	16,498	16,090	32,871	32,259

Cost of Revenue
Software-as-a-service related	5,621	5,444	11,184	10,979
Maintenance	469	270	838	477
Professional services	9	1	9	7
Amortization of developed technologies	1,247	1,247	2,494	2,494
Total software-related cost of revenue	7,346	6,962	14,525	13,957
Other	1	47	1	93
Total cost of revenue	7,347	7,009	14,526	14,050

Gross Profit	9,151	9,081	18,345	18,209

Operating Expenses
Selling, general and administrative	14,017	11,837	28,997	24,340
Research and development	5,861	4,849	11,576	9,862
Amortization of acquisition-related assets	986	985	1,971	1,971
Total operating expenses	20,864	17,671	42,544	36,173

Loss from operations	(11,713)	(8,590)	(24,199)	(17,964)
Interest expense, net	(3,470)	(3,803)	(6,920)	(7,371)
Other income (expense), net	2,642	(3,051)	2,648	(5,621)
Loss from continuing operations before income taxes	(12,541)	(15,444)	(28,471)	(30,956)
Provision for (benefit from) income taxes	(29)	6	(9)	(2)
Net loss from continuing operations	(12,512)	(15,450)	(28,462)	(30,954)
Income from discontinued operations, net of tax attributable to NantHealth	—	19	—	24
Net loss	(12,512)	(15,431)	(28,462)	(30,930)
Net loss attributable to noncontrolling interests	—	(128)		(219)
Net loss attributable to NantHealth	$(12,512)	$(15,303)	$(28,462)	$(30,711)

Basic and diluted net loss per share attributable to NantHealth:
Total net loss per share - common stock	$(0.11)	$(0.13)	$(0.25)	$(0.27)

Weighted average shares outstanding
Basic and diluted - common stock	115,550,244	114,512,542	115,535,822	112,924,619

NantHealth, Inc.
Non-GAAP Net Loss from Continuing Operations Attributable to NantHealth and
Non-GAAP Net Loss Per Share from Continuing Operations Attributable to NantHealth
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net loss from continuing operations attributable to NantHealth	$(12,512)	$(15,322)	$(28,462)	$(30,735)
Adjustments to GAAP net loss from continuing operations attributable to NantHealth:
Loss on Exchange and Prepayment of 2016 Notes	—	742	—	742
Stock-based compensation expense from continuing operations	1,263	851	2,653	1,734
Change in fair value of derivatives liability	—	—	—	(4)
Change in fair value of Bookings Commitment	(2,594)	2,340	(2,500)	4,803
Impairment of ROU asset	208	—	208	—
Noncash interest expense related to convertible notes	36	187	73	510
Intangible amortization from continuing operations	2,233	2,212	4,465	4,425
Tax benefit resulting from certain noncash tax items	(4)	(45)	(44)	(88)
Total adjustments to GAAP net loss from continuing operations attributable to NantHealth	1,142	6,287	4,855	12,122
Net loss from continuing operations attributable to NantHealth - Non-GAAP	$(11,370)	$(9,035)	$(23,607)	$(18,613)

Weighted average basis common shares outstanding	115,550,244	114,512,542	115,535,822	112,924,619

Net loss per common share from continuing operations attributable to NantHealth - Non-GAAP	$(0.10)	$(0.08)	$(0.20)	$(0.16)

Reconciliation of Net Loss per Common Share from Continuing Operations Attributable to NantHealth to Net Loss per Common Share from Continuing Operations Attributable to NantHealth - Non-GAAP
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net loss per common share from continuing operations attributable to NantHealth	$(0.11)	$(0.13)	$(0.25)	$(0.27)
Adjustments to GAAP net loss per common share from continuing operations attributable to NantHealth:
Loss on Exchange and Prepayment of 2016 Notes	—	0.01	—	0.01
Stock-based compensation expense from continuing operations	0.01	0.01	0.02	0.02
Change in fair value of derivatives liability	—	—	—	—
Change in fair value of Bookings Commitment	(0.02)	0.01	(0.01)	0.04
Impairment of ROU asset	—	—	—	—
Noncash interest expense related to convertible notes	—	—	—	—
Intangible amortization from continuing operations	0.02	0.02	0.04	0.04
Tax benefit resulting from certain noncash tax items	—	—	—	—
Total adjustments to GAAP net loss per common share from continuing operations attributable to NantHealth	0.01	0.05	0.05	0.11
Net loss per common share from continuing operations attributable to NantHealth - Non-GAAP	$(0.10)	$(0.08)	$(0.20)	$(0.16)